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                                                                EXHIBIT 10(n)

                   EXECUTIVE COMPENSATION ADJUSTMENT AGREEMENT


     This Executive Compensation Adjustment Agreement ("Agreement") made and entered into between Sysco Corporation ("Sysco") and Bill M. Lindig ("Officer")

                               W I T N E S S E T H

     WHEREAS, the Officer is currently the Chairman and Chief Executive Officer of Sysco and his experience and knowledge of the affairs of Sysco, his reputation and contacts in the industry are all extremely valuable to Sysco; and

     WHEREAS, the Officer is currently a participant in the Sysco Corporation Executive Deferred Compensation Plan ("EDCP") and the Sysco Corporation Supplemental Executive Retirement Plan ("SERP"); and

     WHEREAS, Sysco has adopted the Sysco Corporation Split Dollar Life Insurance Plan ("the Split Dollar Plan") which is designed to encourage certain employees to continue in the service of Sysco by offering such employees assistance in providing life insurance protection for the employees' families; and

     WHEREAS, Sysco wishes to offer split dollar life insurance coverage for the Officer's family as an alternative to part of the benefits provided under the EDCP and the SERP; and

     WHEREAS, the Officer wishes to take advantage of the split dollar life insurance coverage offered by Sysco as an alternative to some of the Officer's benefits provided under the EDCP and the SERP;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Sysco and the Officer agree as follows:

     1. Split Dollar Plan. Contemporaneously with the execution of this Agreement, the Compensation and Stock Option Committee of the Sysco Board of Directors appointed under the Split Dollar Plan will designate the Officer as a participant in the Split Dollar Plan and Sysco and David Brett Lindig and Mark Bradley Lindig, co-trustees (as the Officer's designee), of the Lindig 1999 Family Trusts ("Trust"), created by that certain instrument dated September 30, 1999, shall execute the Split Dollar Life Insurance Agreement ("Split Dollar Agreement") attached hereto as Exhibit A and incorporated herein for all purposes.

     2. Partial Waiver of EDCP Benefits. Subject to the conditions of paragraph 4, as a requirement for participation in the Split Dollar Plan, Officer hereby irrevocably waives, renounces, and forfeits any and all rights to the Officer's benefits credited to his Account in the Deferred Compensation Ledger maintained by the EDCP plan Committee under the EDCP as of 10-14, 1999; provided, however, this waiver, renunciation, and forfeiture does not apply to amounts which may be credited to the Officer's said Account in the special Deferred Compensation Ledger under the EDCP from and after said date; provided




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further any interest credited to the Officer's said Account under the EDCP will apply only to Officer deferrals and Sysco's Company Matches (as defined in the EDCP) from and after said date.


     3. Partial Waiver of SERP Benefits. Subject to the conditions of paragraph 4, as a requirement for participation in the Split Dollar Plan, Officer hereby irrevocably waives, renounces, and forfeits $13,487.50 of the monthly SERP retirement benefit for the Officer in the form of an age 65, 5 year certain and life annuity as calculated under Article 4.1 of the SERP prior to the adjustment for vesting. After such reduction and the application of vesting, the resulting amount will be adjusted for the form and time of payment as specified under
Article 4.2 of the SERP. In calculating the death benefit under Article 5 of the SERP, the commuted lump sum values referenced in Article 5 will be reduced by the commuted lump sum value of the monthly retirement benefit forfeited above.

     4. Conditions on Waiver. The partial waivers, renunciations, and forfeitures contained in paragraphs 2 and 3 are conditioned upon each of the two insurance policies initially covered by the Split Dollar Agreement not being set aside for material misrepresentations in its application and the death proceeds of each such policy not being limited to premiums paid because an insured dies by suicide. Such conditions will lapse with regard to each such policy two years after the date of issue of such policy. Should only one of such policies fail to meet the conditions of this paragraph, the partial waiver, renunciation and forfeiture of EDCP and SERP benefits in paragraphs 2 and 3 shall be reduced by 67.2% if the John Hancock Mutual Life Insurance Company policy fails to meet said conditions or by 33.8% if the Pacific Life Insurance Company policy fails to meet said conditions. If both of the insurance policies initially covered by the Split Dollar Agreement fail to meet either of the conditions of this paragraph, the partial waiver, renunciation, and forfeiture of EDCP and SERP benefits in paragraphs 2 and 3 shall be null and void and this Agreement shall terminate.

     5. Reimbursement Bonuses. Sysco agrees to pay the following reimbursement bonuses to the Officer or his affiliate within a reasonable time after certification to Sysco of the amount subject to reimbursement:

          a. Sysco shall bonus to the Officer or his affiliate an amount equal to the term premium payment required of the trustee of the Trust pursuant to section 3.3 of the Split Dollar Agreement.

          b. Sysco shall bonus an amount equal to any Federal gift taxes paid by the Officer or his affiliate because of contributions, whether direct, indirect or deemed, to the Trust to cover the portion of the premium required to be paid by the Trust under section 3.3 of the Split Dollar Agreement or because of any economic benefit attributable to the cost of current life insurance protection to







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     which the Trust is entitled under the Split Dollar Agreement which constitutes a gift to the Trust by the Officer or his affiliate. As an administrative convenience, said premium contribution or said current life insurance benefit will be deemed to be a gift by the Officer or his affiliate at highest marginal Federal gift tax bracket regardless of whether the Officer or his affiliate pay any or a lesser amount of gift tax. The bonus will be paid to the Officer or his affiliate upon certification to Sysco of the amount of said premium contribution or current life insurance protection benefit for the taxable year of the Officer or his affiliate. No bonus is required for any other gift or any generation-skipping transfer, direct, indirect or deemed, from the Officer or his affiliate to the Trust caused under the Split Dollar Agreement except for gifts of said premium contribution or for said current life insurance protection benefit to which the Trust is entitled.

          c. Sysco shall bonus annually to the Officer or his affiliate a fixed dollar amount to offset fees paid to a tax return preparer by the Officer or his affiliate for any state or Federal gift tax or generation-skipping transfer tax return which includes a gift or generation-skipping transfer which results from this Agreement or the Split Dollar Agreement regardless of whether such a return was filed and regardless of the amount of tax return preparer fees paid by the Officer or his affiliate. The fixed dollar amount in 2000 will be a total of $5,000. For 2001, the fixed dollar amount will be $1,000 for each gift tax return. For each year beginning in 2002, the fixed dollar amount for each gift tax return will be the fixed dollar amount for the previous year increased by 5%.

          d. Should a dispute with the Internal Revenue Service or a state tax authority develop between the Officer or his affiliate concerning the income, gift or generation-skipping transfer tax results attributable to this Agreement, the waiver of the Officer's accrued benefit under the EDCP or the SERP, or the Split Dollar Agreement, Sysco agrees to pay the Officer's or his affiliate's reasonable accounting and legal fees and court and other costs incurred in any administrative proceedings or litigation concerning assessment or proposed assessment of additional taxes involving their state or Federal gift tax, income tax, or generation-skipping transfer tax returns based upon such tax results including, litigation of a notice of tax deficiency, filing a refund claim or suing for a refund in court which concerns said dispute of income, gift or generation-skipping transfer tax results. Sysco shall have no liability to pay for any state or Federal income, gift or generation-skipping transfer tax liability, including penalties or interest thereon, unless expressly authorized elsewhere in this Agreement. Sysco




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     will pay such fees or costs directly to the provider upon being furnished by the Officer or his affiliate with a statement or other evidence of the fee or cost payable in a format acceptable to Sysco.


     6. Federal Income Tax Bonuses. Sysco agrees to pay the following supplemental bonuses within a reasonable time after the close of the calendar year during which the subject reimbursement bonuses were paid:

          a. Sysco shall make a supplemental bonus to the Officer or his affiliate to cover any Federal income tax liability resulting from a reimbursement to the Officer or his affiliate pursuant to subparagraphs a, b and c of paragraph 5 above. The amount of the supplemental bonus shall be the difference between (i) an amount determined by dividing the amount of the reimbursement by one minus the highest Federal individual marginal income tax bracket for the year of such reimbursement under subparagraphs a, b and c of paragraph 5 above expressed as a decimal, and (ii) the amount of said reimbursement.

          b. With regard to any payment of the Officer's or his affiliate's reasonable accounting and legal fees or court or other costs pursuant to subparagraph d of paragraph 5 above, Sysco shall make a supplemental bonus to the Officer or his affiliate to cover any Federal income tax liability resulting from such payment. The parties acknowledge that the determination of such Federal income tax liability is made complicated because of the potential deductibility by the Officer or his affiliate of such accounting and legal fees and court and other costs on his or her Federal income tax return. The parties hereby agree that the supplemental bonus required by this subparagraph shall be calculated in the following two steps:

               i. The Federal income tax caused by such payment shall be determined by the difference, if any, between (a) all Federal income taxes payable for the year of reimbursement by the Officer or affiliate calculated by including the subparagraph d of paragraph 5 payment in gross income reduced by the deduction allowable for the expenditure covered by such payment, if any, (whether or not the deduction is taken by the Officer or affiliate on the Federal income tax return for the taxable year of the reimbursement) and (b) all Federal income taxes payable for the year of payment by the Officer or affiliate calculated by excluding






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          the subparagraph d of paragraph 5 reimbursement from gross income without any deduction for the expenditure covered by such reimbursement.

               ii. The amount of supplemental bonus required by this subparagraph shall be the difference between (a) an amount determined by dividing the Federal income tax difference determined by subparagraph bi of paragraph 6 above by one minus the highest Federal individual marginal income tax bracket for the year of such payment under subparagraph d of paragraph 5 above expressed as a decimal, and
          (b) the Federal income tax difference determined by subparagraph bi of paragraph 6 above.

     Should the Internal Revenue Service finally determine with regard to a Federal income tax return for the Officer or his affiliate that any of the assumptions pursuant to subparagraph bi(a) of paragraph 6 concerning inclusion of the payment in gross income or the deductibility of all or part of the expenditure covered by the payment is incorrect, the calculations in subparagraph bi(a) of paragraph 6 above shall be adjusted to reflect such final determination and the amount of supplemental bonus by this subparagraph b of paragraph 6 shall be recalculated and Sysco shall pay, without interest, to the Officer or his affiliate any increase in such supplemental bonus caused by the recalculation and the Officer or his affiliate shall return to Sysco that part of any supplemental bonus received in excess of such recalculation.

          c. For years during which there are no premium reimbursements by Sysco pursuant to subparagraph a of paragraph 5 above but the Officer or his affiliate realizes an economic benefit equal to the cost of current life insurance protection (calculated as specified in section 3.3 of the Split Dollar Agreement) to which the Trust is entitled under the Split Dollar Agreement, Sysco shall bonus the Officer or his affiliate an amount to cover Federal income tax liability resulting from the realized economic benefit equal to the cost of current life insurance protection to which the Trust is entitled under the Split Dollar Agreement. The amount of the bonus shall be the difference between (i) an amount determined by dividing the amount of said economic benefit by one minus the highest Federal individual marginal income tax bracket for the year said economic benefit is realized expressed as a decimal, and (ii) the amount of said economic benefit. No bonus is required for any economic benefit realized by the Officer or his affiliate under the Split Dollar Agreement except for the cost of current life insurance protection to which the Trust is entitled.





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     7. Ceiling on Reimbursement and Federal Income Tax Bonuses. The bonuses specified in paragraphs 5 and 6 above, in the aggregate, shall not exceed $3,898.202.

     8. Payment of Taxes and Withholding. The Officer or his affiliate will be required to pay his share of any Federal or state income, social security or other taxes that are required to be paid due to the bonuses specified in paragraphs 5 and 6 above and Sysco will withhold such taxes to the extent required by applicable law and regulations.

     9. Special Deduction Bonus. The parties do not anticipate that there will be any additional income tax consequences to the Officer or his affiliate from this Agreement, the waiver of his accrued benefit under the EDCP or the SERP, and the Split Dollar Agreement other than that attributable to the benefit from the cost of current life insurance protection to which the Trust is entitled and the bonuses discussed in paragraphs 5 and 6. However, should additional income be realized by the Officer or his affiliate because of this Agreement, the waiver of his accrued benefit under the EDCP or the SERP, or the Split Dollar Agreement and should Sysco be entitled to a Federal income tax deduction against its gross income for such other income realized by the Officer or his affiliate, then Sysco agrees to bonus to the Officer or his affiliate who realized such other income pursuant to this Agreement, the waiver of the Officer's benefit under the EDCP or the SERP or the Split Dollar Agreement an amount equal to the difference between (i) an amount determined by dividing the amount of said deduction by one minus the highest Federal corporate marginal income tax bracket for the year such deduction is available to Sysco expressed as a decimal, and
(ii) the amount of said deduction.

     10. Dispute Resolution. Sysco and the Officer have entered into this Agreement in good faith and in belief that it is mutually advantageous to them. It is with the same spirit of cooperation that they pledge to attempt to resolve any dispute amicably without the necessity of litigation. Accordingly, they agree that if any dispute arises between them relating to this Agreement or the Split Dollar Agreement (a "Dispute"), they will first utilize the mediation procedures specified in this paragraph prior to any arbitration.

          a. Initiation of Mediation. The party seeking to initiate mediation (the "Initiating Party") shall give written notice to the other party, describing in general terms the nature of the Dispute, and the Initiating Party's claim for relief. Sysco and the Officer or the Officer's affiliate shall have thirty business days from the date of notice to select a mutually agreeable mediator. In consultation with the mediator selected, the parties shall promptly designate a mutually convenient time and place for mediation, and unless circumstances require otherwise, such time to be not later than forty-five days after the selection of the mediator.




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          b. Conduct of Mediation. In the mediation, each party shall be represented by one or more individuals with authority to settle the Dispute and may be represented by counsel. In addition, each party may, with permission of the mediator, bring such additional persons as needed to respond to questions, contribute information, and participate in the negotiations. The parties agree to sign a document that provides that the mediator shall be governed by the provisions of Chapter 154 of the Texas Civil Practice and Remedies Code or such other rules as the mediator shall prescribe. The parties commit to participate in the proceedings in good faith and with the intention of resolving the Dispute if at all possible.

          c. Termination of Procedure. The parties agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated
     (i) by the execution of a settlement agreement by the parties, (ii) by a declaration of the mediator that mediation is terminated, or (iii) by a written declaration by one of the parties to the effect that the mediation process is terminated at the conclusion of one full day's mediation session.

          d. Arbitration. The parties agree to participate in good faith in the mediation to its conclusion. If the parties are not successful in resolving the Dispute through mediation, then the parties agree that the Dispute shall be settled by arbitration in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be final and may be entered in any court having jurisdiction. The parties further agree that the award rendered by the arbitrator(s) may include an award of attorneys' fees and costs related to the arbitration.

          e. Fees of Mediation; Disqualification. The fees and expenses of the mediator shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert or counsel by any party with respect to the Dispute and any related matters.

          f. Confidentiality. The entire mediation process is confidential, and no stenographic, visual or audio records shall be made. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of mediation by any party, agent, employee, representative, or other invitee and by the mediator are confidential and shall, in addition and where appropriate, be deemed privileged. Such conduct, statements, promises, offers, views and opinions shall not be disclosed to anyone, not an agent, employee, expert, witness, or representative of any of the parties.





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     11. Officer's Affiliate. References to an affiliate of the Officer include such persons and entities who are the successors of the Officer (e.g., administrator or executor of his estate, his assigns, or his heirs, legatees, or devisees) or who are related to the Officer in connection with this Agreement or the Split Dollar Agreement (e.g., the Officer's wife, the Trust, or the trustee of the Trust and their heirs or successors).

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Officer and Sysco, their successors, assigns, heirs, executors, administrators, and other beneficiaries.

     13. Amendment. No amendment or variations of the terms of this Agreement shall be valid, unless made in writing and signed by Sysco and the Officer.

     14. Not Employment Contract. This Agreement is not the basic employment contract between Sysco and the Officer nor is it evidence of any agreement or understanding, express or implied, that Sysco will employ the Officer in any particular position or at any particular rate of remuneration. Sysco reserves the unqualified and unrestricted right to terminate the services of the Officer on exactly the same basis as if this Agreement had never been entered into although any rights or obligations of Sysco and the Officer under this Agreement shall survive such termination of employment.

     15. Governing Law. The provisions of this Agreement shall be construed and enforced according to the laws of the State of Texas.

     16. Entire Agreement. This Agreement contains the entire contract between Sysco and the Officer and constitutes a complete integration of the representations, covenants and promises of Sysco and the Officer.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 25th day of October, 1999.


                                         SYSCO CORPORATION


                                         By: /s/ MICHAEL C. NICHOLS
                                            -----------------------------------
                                             MICHAEL C. NICHOLS, Vice President


                                             /s/  BILL M. LINDIG
                                             ----------------------------------
                                             BILL M. LINDIG, Officer




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     The Officer's wife is fully aware, understands, and fully consents and agrees to the provisions of this Agreement including its binding effect upon any community property interest she may have in the EDCP and SERP benefits irrevocably waived, renounced, and forfeited by the Officer and any economic benefits realized under the Split Dollar Agreement. Such awareness, understanding, consent and agreement is evidenced by signing this Agreement.


                                        /s/  BOBETTA C. LINDIG
                                        ----------------------------------------
                                        BOBETTA C. LINDIG






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                                    EXHIBIT A

                                SYSCO CORPORATION

                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


        This Agreement made and entered into between Sysco Corporation, (the "Employer") and David Brett Lindig and Mark Bradley Lindig, Trustees of the Lindig 1999 Family Trusts.

                               W I T N E S S E T H

        WHEREAS, Sysco has adopted the Sysco Corporation Split Dollar Life Insurance Plan (the "Plan") which is designed to encourage certain employees to continue in the service of Sysco by offering such employees assistance in providing life insurance protection for the employees' family; and

        WHEREAS, a Committee (the "Committee") has been established by the Plan to administer the Plan and to designate employees of Sysco who are eligible to participate in the Plan; and

        WHEREAS, the Committee has selected Bill M. Lindig (the "Employee") to be a participant under the Plan because the services of the Employee, the Employee's experience and knowledge of the affairs of Sysco, and the Employee's reputation and contacts in the industry are extremely valuable to Sysco; and

        WHEREAS, Sysco desires that the Employee remain in its service and wishes to receive the benefit of the Employee's knowledge, experience, reputation and contacts; and

        WHEREAS, Sysco is willing to encourage the Employee's continued service to Sysco by joining with the Trustee for the mutual benefit of the parties hereto in an investment of life insurance on the joint lives of the Employee and Bobetta C. Lindig, (the "Employee's spouse") so as to provide life insurance protection for the Employee's family; and



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        WHEREAS, the Trustee will be the owner of the Insurance Policies acquired pursuant to the terms of the Agreement, and Sysco's Investment in the Insurance Policies will be represented by an assignment from the Trustee to Sysco of limited ownership rights in the Insurance Policies; and

        WHEREAS, this plan is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Sysco and the Trustee agree as follows:

                                    ARTICLE 1

                                   Definitions

        1.1 "Agreement" means this agreement, as it may be amended from time to time.

        1.2 "Change of Control" is defined in section 3.5.

        1.3 "Committee" means the administrative committee under the Plan.

        1.4 "Employee" means Bill M. Lindig.

        1.5 "Employee's spouse" means Bobetta C. Lindig.

        1.6 "Insurance Policies" means the policies or policy shown on the attached Schedule 1, together with any other policies that may be added to the Agreement.

        1.7 "Insurer" means an insurance company issuing an Insurance Policy subject to this Agreement.

        1.8 "Plan" means the Sysco Corporation Split Dollar Life Insurance Plan.

        1.9 "Rabbi Trust" means the Sysco Corporation Split Dollar Life Insurance Trust.

        1.10 "Sysco" means Sysco Corporation.

        1.11 "Sysco's Investment" means the interest of Sysco in the Insurance Policy as defined in Section 4.1 of the Agreement.



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        1.12 "Trust" means the Lindig 1999 Family Trusts created by that certain instrument dated September 30, 1999, between Bill Milton Lindig and Bobetta Jane Clayton Lindig, as grantors and David Brett Lindig, Mark Bradley Lindig and
Chase Manhattan Bank Delaware, as trustees.

        1.13 "Trustee" means for the purposes of this Agreement, David Brett Lindig and Mark Bradley Lindig or their successors in office as individual trustees of the Trust. Pursuant to express provisions of the Trust, the individual trustees have the sole authority to execute this Agreement and Chase Manhattan Bank Delaware, the corporate co-trustee, has no such authority.

                                    ARTICLE 2

                               Insurance Policies

        The Trustee has purchased on behalf of the Trust insurance on the joint lives of the Employee and the Employee's spouse for the benefit and protection of the Employee's family under the Insurance Policy or Insurance Policies shown on the attached Schedule 1 in the face amounts as shown on such schedule.

                                    ARTICLE 3

                                Premium Payments

        3.1 Sysco shall pay the required premium specified on Schedule 1 for each Insurance Policy on or before the due date.

        3.2 Any dividends attributable to each Insurance Policy shall be applied as Sysco and the Trustee agree by an instrument in writing.

        3.3 The Trustee shall pay to Sysco during each year the Insurance Policy is subject to this Agreement and during which Sysco makes a premium payment under section 3.1, an amount equal to the one-year term cost of the insurance protection to which the Trust is entitled under such Insurance Policy pursuant to the terms of this Agreement, including any term insurance rider and any


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insurance purchased by dividends, and such cost is to be determined under the principles established by applicable U.S. Treasury Department pronouncements, rulings and regulations in effect for determining such costs for insurance protection. The Trustee shall reimburse Sysco for such one-year term cost within a reasonable time after payment of the required premium to the Insurer by Sysco on each Insurance Policy under section 3.1.

               (a) Until changed by U.S. Treasury Department pronouncements, rulings or regulations, the one-year term cost of insurance protection on a second to die policy on the joint lives of the Employee and the Employee's spouse shall be:

                      (i) With regard to the Pacific Life Insurance Company
               Policy listed on Schedule 1, the lesser of the following:

                             (y)    the current published one-year term
                      rates available to all standard risks of the Insurer issuing such insurance protection, or

                             (z)    U.S. Life Table 38.

                      (ii) With regard to the John Hancock Mutual Life Insurance Company Policy listed on Schedule 1, U.S. Life Table 38.

               (b) Until changed by U.S. Treasury Department pronouncements, rulings or regulations, the one-year term cost of insurance protection on the single life of the Employee or the Employee's spouse (including the single life of the survivor after the death of the first of the Employee and the Employee's spouse to die if the Insurance Policy covers their joint lives), shall be the lesser of the following:


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

                      (i) the current published one-year term rates of the Insurer issuing such insurance coverage, pursuant to the guidelines set forth in Rev. Rul. 66-110 and Rev. Rul. 67-154, or
                      (ii) an amount determined in accordance with the tables set forth in Rev. Rul. 55-747 (called the "PS 58 costs").

        3.4 Upon a Change of Control, Sysco shall, as soon as possible, but in no event longer than ninety days following the Change of Control, as defined herein, make an irrevocable contribution to the Rabbi Trust in an amount equal to the present value, using a 5% interest factor, of the remaining aggregate premiums required to be paid by Sysco on Schedule 1 for each Insurance Policy. The trustee of the Rabbi Trust shall pay future premiums for such Insurance Policy from such contributions and the appreciation and earnings thereon; provided, however, that, should such contributions and appreciation and earnings thereon prove insufficient to pay all of the premiums required by Schedule 1 for such Insurance Policy, Sysco shall remain liable to make such remaining premium payments.

        3.5 For purposes of this Agreement, Change of Control shall mean the occurrence of one or more of the following events:

               (a) Any "person," including a "syndication" or "group" as those terms are used in Section 13(d)(3) of the Securities Act, is or becomes the beneficial owner, directly or indirectly, of securities of Sysco representing 20% or more of the combined voting power of Sysco's then outstanding "Voting Securities" which is any security which ordinarily possesses the power to vote in the election of the Board of Directors of Sysco without the happening of any precondition or contingency;


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

               (b) Sysco is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation either
        (i) less than 80% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of Sysco immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of Sysco entitled to vote on such merger or consolidation, the stockholders of Sysco as of such record date, or (ii) the Board of Directors, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in subparagraph (c)(i) and (ii) below;

               (c) If at any time the following do not constitute a majority of the Board of Directors of Sysco (or any successor entity referred to in subparagraph (b) above):

                      (i) Persons who are directors of Sysco on July 4, 1999;

                      (ii) persons who, prior to their election as a director of
               Sysco (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of Sysco;

               (d) If at any time during a calendar year a majority of the directors of Sysco are not persons who were directors at the beginning of the calendar year; and

               (e) Sysco transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of Sysco.

                                    ARTICLE 4

                               Sysco's Investment

        4.1    Sysco's Investment in each Insurance Policy shall be:


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

               (a) except as provided in subsection (b) below, the lesser of (1) the cash surrender value of the Insurance Policy and (2) the amounts paid by Sysco as premiums on such Insurance Policy under the provisions of section 3.1 with both (1) and (2) reduced by the amount of any indebtedness which may exist against such Insurance Policy and any unpaid interest on such indebtedness if said indebtedness was incurred after such Insurance Policy becomes subject to the Agreement and with
        (2) only reduced by the premiums paid by the Trustee with respect to such Insurance Policy under the provisions of section 3.3;

               (b) at any time upon the death of the last insured, the amounts paid by Sysco as premiums on such Insurance Policy under the provisions of section 3.1 less (1) the amount of any indebtedness which may exist against such Insurance Policy and any unpaid interest on such indebtedness if said indebtedness was incurred after such Insurance Policy becomes subject to this Agreement, and (2) the premiums paid by the Trustee with respect to such Insurance Policy under the provisions of section 3.3.

        4.2 The Trustee will collaterally assign the Insurance Policies acquired pursuant to the terms of this Agreement to a Rabbi Trust established by Sysco as evidence of Sysco's Investment. The collateral assignment shall not be altered or changed without the written consent of Sysco. The Rabbi Trust shall have possession of the Insurance Policy during the term of this Agreement; provided, however, that the possessor of the Insurance Policy shall make such Insurance Policy available to the Insurer when it shall be necessary to endorse changes of beneficiary thereon in accordance with the Trustee's right to appoint beneficiaries as provided in this Agreement or to exercise any other rights of the Trustee to such Insurance Policy.

        4.3 The rights of Sysco and the Rabbi Trust under the collateral assignment are restricted to (a) assigning Sysco's Investment in the Insurance Policy to the Trustee or the Trustee's designee upon payment of Sysco's Investment, (b) upon the death of the last insured, obtaining that portion of the Insurance Policy death proceeds in an amount equal to Sysco's Investment at such insured's death, and (c) upon surrender of the Insurance Policy, obtaining that portion of the surrender proceeds not in excess of Sysco's Investment.

        4.4 Sysco and the Rabbi Trust are prohibited from taking any action that would endanger either the interest of the Trustee or the payment of the proceeds in excess of Sysco's Investment to the beneficiary designated by the Trustee upon the last insured's death. Prior to the termination of this Agreement, Sysco and the Rabbi Trust will not exercise the right to pledge the Insurance Policies, to surrender the Insurance Policies or paid up additions for cancellation or to partially surrender the Insurance Policies, to assign its rights to anyone other than the Trustee or the Trustee's designee, and to borrow against the Insurance Policies even for the purpose of paying premiums unless there has been a default by the Trustee under this Agreement.

        4.5 The Trustee has the power to assign all rights of the Trustee in the Insurance Policies and under this Agreement, change the beneficiary designation on each Insurance Policy and exercise settlement options. In the event of an assignment, the assignee shall possess all of the rights and obligations of the Trustee under such Insurance Policy and this Agreement. The Trustee has all rights to the Insurance Policies, not specifically granted to Sysco by this Agreement; provided, however, that the Trustee may not exercise any rights in a manner which would endanger Sysco's Investment.

        4.6 Sysco and the Trustee recognize that the investment of Sysco in the Insurance Policies and other assets held in the Rabbi Trust is also subject to the general creditors of Sysco as set forth in the Rabbi Trust. The Trustee and the beneficiaries of the Trust shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Rabbi Trust. Any rights created under the Plan or this Agreement shall be mere unsecured contractual rights of the Trustee and the beneficiaries of the Trust against Sysco. Any assets held by the Rabbi Trust will be subject to the claims of Sysco's general creditors under Federal and state law as specified in the Rabbi trust.

        4.7 Any payments of Sysco's Investment in the Insurance Policy pursuant to the collateral assignment shall be first made from Insurance Policy cash values attributable to paid up additional life insurance and purchased by Insurance Policy dividends, if any. The Trustee shall have no interest in paid up additional life insurance protection, if any, except to the extent the death benefit or cash value thereof exceeds Sysco's Investment.

                                   ARTICLE 5

                                   Termination

        This Agreement shall terminate on the happening of any one or more of the following events:

              (a) Mutual agreement of the parties;

              (b) Adjudication of Sysco as a bankrupt or a general assignment by Sysco to or for the benefit of creditors or dissolution of Sysco;

              (c) Surrender of all the Insurance Policies;

              (d) Payment in full to Sysco at any time of Sysco's Investment, at which time Sysco shall release the collateral assignment;

              (e) Cessation of Sysco's business;

        Additionally, Sysco, in its sole discretion, may terminate this Agreement upon any failure of the Trustee to pay premiums to Sysco as provided in section 3.3.

      With regard to each Insurance Policy, the Agreement shall terminate upon the expiration of the number of years specified on Schedule 1 for such Insurance Policy unless the agreement is otherwise terminated at an earlier date.

        The termination of employment with Sysco by the Employee for any reason, including Employee's death, will not terminate this Agreement.

                                    ARTICLE 6

                        Termination of Sysco's Investment

        6.1 Upon the death of the last insured, Sysco shall receive from the proceeds of all Insurance Policies payable upon such insured's death the full amount of Sysco's Investment in the death benefits in all such Insurance Policies. The balance of the proceeds of such Insurance Policies shall be paid
(a) to the beneficiary designated by the Trustee or (b) if no such beneficiary has been designated, to the Trust.

        6.2 In the event of the termination of this Agreement under Article 5 (except as provided in Section (d) of Article 5), the Trustee or the designee of the Trustee shall have ninety days in which to pay Sysco in an amount equal to Sysco's Investment in each affected Insurance Policy. Upon the payment of such an amount, Sysco and the Rabbi Trust shall release the collateral assignment of such Insurance Policies. If the Trustee or the designee of the Trustee does not make such payment to Sysco within such ninety day period, the Trustee may either
(a) surrender such Insurance Policy as provided in the collateral assignment, or
(b) transfer ownership of such Insurance Policy to Sysco, thereby discharging the obligation of the Trustee to purchase Sysco's Investment in such Insurance Policy and relinquishing all rights of the Trustee to such Insurance Policy under this Agreement.

        6.3 Upon the surrender or partial surrender of any Insurance Policy covered by this Agreement or should the Trustee borrow against any Insurance Policy covered by this Agreement, the proceeds received upon such surrender, partial surrender or loan shall be used first to pay Sysco in an amount equal to Sysco's Investment in such Insurance Policy and any excess proceeds shall be paid to the Trust.

                                    ARTICLE 7

                                    Insurers

        The Insurer(s) issuing the Insurance Polices shall not be deemed to be a party to this Agreement for any purpose, nor is the Insurer in any way responsible for its validity or its enforcement. The Insurer shall not be obligated to inquire as to the distribution or application of any monies, payable or paid by the Insurer under the Insurance Policies, if the Insurer makes appropriate payment or otherwise performs its contractual obligations in accordance with the terms of the Insurance Policies. The Insurer shall be bound only by the provisions of the Insurance Policies or an endorsement thereto. Any payments made or actions taken by the Insurer in accordance with such Insurance Policies shall fully discharge the Insurer from liability.

                                    ARTICLE 8

                          Amendments and Miscellaneous

        8.1 This Agreement shall not be modified or amended except by a written instrument signed by Sysco and the Trustee. This Agreement shall be binding upon the administrators, assigns and successors of the parties to this Agreement.

        8.2 The provisions of this Agreement shall be construed and enforced according to the laws of the State of Texas, except to the extent preempted by federal law.

        8.3 This Agreement and the Plan contain the entire contract between the parties and constitute a complete integration of the representations, covenants and promises of the Employee and Sysco. In case of a conflict, express or implied, between the terms of the Plan and this Agreement, the terms of the Plan will govern.

        8.4 This Agreement is not the basic employment contract between Sysco and the Employee and Sysco reserves the unqualified and unrestricted right to terminate the services of the Employee on exactly the same basis as if this Agreement had never been entered into.

        8.5 The Trustee shall have no interest or rights in Sysco's Investment in any Insurance Policy.

                                    ARTICLE 9

                                ERISA Provisions

        9.1 Sysco is the named fiduciary of the Plan for purposes of the Employee Retirement Income Security Act of 1974 and shall have the authority to control and manage the operation and administration of the Plan.

        9.2 The funding policy of this Plan will be through premium payments to the Insurer as specified in this Agreement.

        9.3 The basis of payments from the Plan will consist of payments by the Insurer in accordance with the Insurance Policies.

        9.4 Claims for death benefits are established under the Insurance Policy by the Insurer. If for any reason a claim for benefits under the Plan other than death benefits is denied, Sysco shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial was based, such other data as may be pertinent and information on procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

               (a) The claimant's claim shall be deemed filed when presented orally or in writing to Sysco.

               (b) Sysco's explanation shall be in writing and delivered to the claimant within ninety days of the date the claim is filed.

        The claimant shall have sixty days following his or her receipt of the denial of the claim to file with Sysco a written request for review of the denial. For such review, the claimant or his or her representative may submit pertinent documents and written issues and comments.

        Sysco shall decide the issue on review and furnish the claimant with a copy within sixty days of receipt of the claimant's request for review of his or her claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty days, the claim shall be deemed denied on review.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this _____ day of ________________________, _____.


                                        SYSCO CORPORATION, Employer


                                        By
                                          --------------------------------------


                                        LINDIG 1999 FAMILY TRUSTS, Trust


                                        ----------------------------------------
                                        David Brett Lindig, Co-Trustee


                                        ----------------------------------------
                                        Mark Bradley Lindig, Co-Trustee

                                   SCHEDULE 1

           The Insurance Policy or Insurance Policies covered by the foregoing Split Dollar Life Insurance Agreement between Sysco Corporation and the Employee include the following:

           1.     Insurer: John Hancock Mutual Life Insurance Company

           2.     Policy No. ______________________________

           3.     Initial Face Amount: $13,145,000

           4.     Insured(s): Bill M. Lindig and Bobetta C. Lindig

           5.     Sysco Premium: $878,050 annually from 1999 through 2003

           6.     Trustee section 3.3 Reimbursement: from 1999 through 2003

           7. Unless terminated earlier under the Agreement, the Agreement will terminate for this Policy on its anniversary date in 2016.

           1.     Insurer: Pacific Life Insurance Company

           2.     Policy No. ______________________________

           3.     Initial Face Amount: $6,855,000

           4.     Insured(s): Bill M. Lindig and Bobetta C. Lindig

           5.     Sysco Premium: $535,240 annually from 1999 through 2002

           6.     Trustee section 3.3 Reimbursement: from 1999 through 2002

           7. Unless terminated earlier under the Agreement, the Agreement will terminate for this Policy on its anniversary date in 2019.


           EXECUTED this _____ day of ___________________, __________.


                           SYSCO CORPORATION, Employer


                           By
                            ----------------------------------------------------
                           LINDIG 1999 FAMILY TRUSTS, Trust


                           -----------------------------------------------------
                           DAVID BRETT LINDIG, Co-Trustee


                           -----------------------------------------------------
                           MARK BRADLEY LINDIG, Co-Trustee